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                                                   EXHIBIT 21.01

                                   SUBSIDIARIES OF EUROPEAN MICRO HOLDINGS, INC.


                                    JURISDICTION OF
NAME OF SUBSIDIARY                  INCORPORATION             NOTES
------------------                  -------------             -----

European Micro Plc                  England                   As of the date of the financial statements,
                                                              European Micro Plc was the main operating
                                                              subsidiary of European Micro Holdings, Inc.
                                                              (the "Company"). As such, substantially all
                                                              of the Company's operations are attributable
                                                              to European Micro Plc.

Nor'easter Micro, Inc.              Nevada                    As of the date of the financial statements,
                                                              Nor'easter Micro, Inc. ("Nor'easter") had no
                                                              operations and was a start-up company.
                                                              Nor'easter was created to act as an
                                                              independent distributor in the United States.

European Micro GmbH                 Germany                   European Micro GmbH is a wholly owned
                                                              subsidiary of European Micro Plc and it
                                                              operates as a sales office in Dusseldorf,
                                                              Germany.

Big Blue Europe, B.V.               Holland                   European Micro Plc owns a 50% joint
                                                              venture interest in Big Blue Europe, B.V.
                                                              ("Big Blue Europe"). Big Blue Europe is a
                                                              computer parts distributor selling primarily
                                                              to computer maintenance companies.
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